Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Oglethorpe Power Corporation:

(1)          Registration Statement (Form S-3 No. 333-167135)

(2)          Registration Statement (Form S-3 No. 333-171342)

of our reports dated March 18, 2011, with respect to the consolidated financial statements of Oglethorpe Power Corporation, and the effectiveness of internal control over financial reporting of Oglethorpe Power Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 18, 2011